UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2018

Everi Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32622	20-0723270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 S. Tenaya Way, Suite 100 Las Vegas, Nevada	89113
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 833-7110

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 7.01.  Regulation FD Disclosure.

On January 1, 2018, Everi Holdings Inc. (the “Company”) implemented the new revenue recognition standard promulgated by the Financial Accounting Standards Board (the “FASB”) commonly referred to as Accounting Standards Codification 606, Revenue from Contracts with Customers (“ASC 606”).

The Company determined that the adoption of ASC 606 will have a significant impact on the presentation of its financial information primarily due to the reporting on a net revenues basis, rather than a gross presentation, of certain costs of revenues related to the cash access activities of the Company’s Payments segment (with additional immaterial changes due to the net reporting of certain of the gaming operations activities of the Company’s Games segment). The net revenues reporting requirement under ASC 606 will have an effect on both the Payments and Games segment revenues and related cost of revenues; however, this net presentation will not have any effect on operating income (loss), net loss, cash flows or the timing of revenues recognized and costs incurred.

To provide a greater understanding of the impact of this new revenue recognition standard, the Company determined that under the provisions set forth in ASC 606, the effect on certain Payments and Games revenues and costs of revenues would have collectively decreased by approximately $564.2 million, $476.4 million and $438.3 million for the years ended December 31, 2017, 2016 and 2015, respectively.

With respect to its Payments segment, the Company expects significant changes to the presentation of its financial information related to the reclassification of certain cost of revenues included in the cash advance, automated teller machine and check services revenue streams to be netted against those related revenue streams. The Company will report these items, which include commission expenses paid to casino operators, interchange costs paid to the network associations and processing and related costs paid to other third party partners as amounts that will be reported as reductions to its Payments segment revenues, rather than the current gross presentation with these costs and expenses historically reported as Payments segment cost of revenue.

With respect to its Games segment, the Company expects immaterial changes to the presentation of its financial information related to the reclassification of certain cost of revenues included in the gaming operations revenue stream to be netted against this revenue stream in connection with the Company’s Wide Area Progressive (the “WAP”) offering, which was initiated in 2017. The Company will report these WAP jackpot expenses as reductions to its Games segment revenues, rather than the current gross revenues presentation with these expenses historically reported as Games segment cost of revenue.

The Company has provided a presentation of quarterly unaudited selected and pro forma financial information giving effect to the implementation of ASC 606 for the years ended December 31, 2017, 2016 and 2015, attached hereto as Exhibit 99.1.

This information is being provided to assist readers in understanding the pro forma impact to the Company’s financial statements with respect to revenues and cost of revenue for the years ended December 31, 2017, 2016 and 2015 upon the implementation of ASC 606.

Cautionary Information Regarding Forward-Looking Statements

This Current Report on Form 8-K, including Exhibit 99.1 (the “Report”), contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements often address the Company’s expected future business and financial performance, and often contain words such as “goal,” “target,” “future,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “project,” “may,” “should,” or “will” and similar expressions to identify forward-looking statements.

The forward-looking statements in this Report are subject to additional risks and uncertainties, including those set forth under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including, without limitation, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on March 14, 2017 and subsequent periodic reports, and are based on information available to us on the date hereof.

These cautionary statements qualify the Company’s forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement contained herein speaks only as of the date on which it is made, and we do not intend, and assume no obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Presentation of unaudited consolidated selected and pro forma financial data of the impact of ASC 606 on Everi Holdings Inc. for the years ended December 31, 2017, 2016 and 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERI HOLDINGS INC.

Date: March 13, 2018	By:	/s/ Todd A. Valli
Todd A. Valli, Senior Vice President, Corporate Finance and Chief Accounting Officer

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